Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact:Julie McDowell Senior Vice President Corporate Communications 610-948-2836

FOR IMMEDIATE RELEASE	April 29, 2008

TELEFLEX REPORTS FIRST QUARTER 2008 RESULTS

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the first quarter ended March 30, 2008.

First Quarter 2008 Financial Highlights
First quarter revenues from continuing operations increased 37% to $604.5 million from $440.3 million in the first quarter of 2007 primarily as a result of the acquisition of Arrow International (“Arrow”) in the fourth quarter of 2007 and a favorable currency impact from the company’s international operations.

Income from continuing operations excluding special charges and gain/loss on sale was $33.6 million or $0.85 per diluted share compared to $33.6 million or $0.85 per diluted share in the prior year quarter. Net income from continuing operations for the quarter declined to $22.9 million or $0.58 per diluted share compared to $33.8 million or $0.86 per diluted share in the prior year. This decline was primarily due to the impact of restructuring and transaction-related charges, principally related to the Arrow acquisition, as noted in the reconciliation table below.

Cash flow from operations for the quarter, excluding a tax payment of $47.4 million related to the 2007 gain on the sale of the automotive and industrial businesses in the Commercial Segment, was $41.4 million compared to cash flow from operations of $38.9 million in the prior year quarter.

“Teleflex delivered another solid quarter in line with our plans for the year,” said Jeffrey P. Black, chairman and chief executive officer of Teleflex. “Medical Segment operating margins, excluding acquisition-related charges, exceeded 20%, we made good progress in our integration program and we saw continued strength in international markets. Looking ahead, we are achieving the benefits of operational efficiencies and integration of Arrow ahead of schedule which will enable us to accelerate our investment in new product R&D.”

Added Black, “Overall, we are pleased with our results for the first quarter. A strong performance in Medical more than offset a decline in Commercial Segment operating profit related to the power systems business and slightly lower Aerospace Segment operating profit resulting from unfavorable product mix and investment in new platforms. We are confident in our previous 2008 guidance for diluted earnings per share from continuing operations excluding special charges of $3.70 to $3.90.”

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The company expects special charges for 2008 to be in the range of $0.60 to $0.67 per diluted share.

First Quarter Commentary
Overall revenue growth in the quarter was comprised of 35% from acquisitions, net of dispositions and 4% from currency. Core revenue declined 2% primarily as a result of a dramatic decline in sales of auxiliary power units for the North American truck market.

Medical Segment
Medical Segment revenues in the quarter increased 65% to $374.1 million from $226.9 million. The increase resulted primarily from acquisitions, net of dispositions, which accounted for 60% of revenue growth, and from a favorable currency impact of 6%. Core revenue, excluding the impact of acquisitions and currency, declined 1% when compared with the prior year first quarter. Core revenues for the segment grew 3% on a sequential basis when compared with fourth quarter 2007.

Adjusted segment operating profit (excluding acquisition related charges) rose to $78.1 million from $48.6 million, an increase of 61%. Adjusted segment operating margins in the quarter were 20.9%. A reconciliation of adjusted segment operating profit and margin to the nearest GAAP measures is provided in the table below under “Additional Notes.”

The acquisition of Arrow International resulted in a contribution of $134.5 million to Medical

Segment revenues in the first quarter of 2008. Medical Segment sales by product group were comprised of the following:

	Q1	Q1	Change
	2008	2007
	(Dollars in millions)
Critical Care	$237.2	$115.5	105%
Surgical	70.8	70.2	1%
Cardiac Care	21.7	—	100%
OEM	38.0	34.6	10%
Other	6.4	6.6	(4%)

Total Sales	$374.1	$226.9	65%

Critical care product sales increased primarily on the acquisition of Arrow International which expanded the company’s vascular access and regional anesthesia product lines and contributed $112.8 million to the critical care category during the first quarter.

Surgical sales were relatively flat, benefiting from favorable currency translation and increased volume in European markets and in Asia/Latin America which were offset by declines in surgical device sales in North America.

Sales of cardiac care products, acquired in the Arrow acquisition, added $21.7 million in revenues for this product category in first quarter 2008.

Sales to medical device manufacturers (“OEM”) increased primarily on the acquisition of an orthopedic instrument product line in second quarter 2007 and on higher volumes for specialty suture products.

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Added Black, “This was a good quarter for our Medical Segment. We saw sequential core growth over the fourth quarter of 2007 driven by European markets and strong respiratory care sales in North America and Asia. Arrow sales increased nicely during this period of transition and we introduced two new vascular access products.”

Aerospace Segment

Aerospace Segment revenues increased 17% to $128.7 million from $110.3 million in the same period last year. The increase resulted from a 12% increase from the acquisition of

Nordisk Aviation Products which expanded the cargo handling system business. Currency translation contributed 2% to revenue growth, while core revenues grew 3%.

Segment operating profit decreased in the first quarter of 2008, from $12.6 million to $12.3 million, principally due to the impact of the sales mix being weighted more toward lower margin cargo systems and container products and to investment in future platform launches.

This offset improvements resulting from consolidation of operations and phasing out of lower margin repair products and services during 2007.

Black commented, “This was an exciting quarter for our cargo handling systems business with the first shipments of systems for the B767 and the A330/A340 and the award of supplier furnished equipment (SFE) status on the Airbus A350 platform. Together with the award of

SFE status on the Boeing 747-8 late last year, this adds significant long-term opportunity in partnership with these OEMs. We continued to build our installed base, strengthening the existing platforms and extending our reach to new platforms and aftermarket spare and repair sales for years to come.”

Commercial Segment

Commercial Segment revenues declined to $101.8 million from $103.2 million in the same period last year. An acquisition in rigging services contributed 7% to revenue growth,

currency translation contributed 3%, which was offset by 1% decline from dispositions. Core growth in sales of marine products and rigging services products of 2% and 11% respectively,

were more than offset by a 45% decline in power systems revenues. Core revenues for

Commercial overall declined 10%.

During the first quarter of 2008, operating profit in the Commercial Segment declined 48%,

from $5.5 million to $2.8 million, principally due to operating costs and lower volumes in the power systems business, and to a lesser extent unfavorable product mix in the rigging services business compared to the prior year quarter.

Black commented, “The Commercial Segment continues to manage through some tough end markets. As forecasted, we saw sales growth in the marine and rigging services businesses compared to prior year. This was more than offset by the decline in power systems in the

North American truck market when compared to the strong first quarter last year.”

Fourth Quarter Conference Call Webcast and Additional Information

As previously announced, Teleflex will comment on its first quarter results on a conference call to be held Tuesday, April 29, 2008, at 9:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying presentations will be posted prior to the call. An audio replay will be available until May 4, 2008 by calling

888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode: 82788079.

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Additional Notes:

Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

Certain financial information is presented on a rounded basis, which may cause minor differences.

Notes on Non-GAAP Financial Measures

This press release addresses certain non-GAAP financial measures. We use these financial measures for internal managerial purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with

GAAP and should not be relied upon to the exclusion of GAAP financial measures. These financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding

GAAP financial measures, provide a more complete understanding of factors and trends affecting our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and to not rely on any single financial measure.

This press release includes financial measures which exclude the effect of charges associated with our restructuring programs, charges related to the Arrow acquisition, and (gain) loss on sale of assets and other charges. Management believes these measures are useful to investors because they eliminate accounting charges that do not reflect Teleflex’s day-to-day operations. Tables reconciling these non-GAAP measures to the most directly comparable

GAAP measures            are set forth below.

	Q1		Q1
	‘08		‘07
	(dollars in thousands, except per share)
Income and diluted earnings per share	$22,943	$0.58	$33,831	$0.86
Restructuring and impairment charges	8,856		441
Income tax (benefit)	(2,822)		(201)

Restructuring and impairment charges, net of tax	6,034	0.15	240	0.01

(Gains) losses and other charges	294		(793)
Income tax (benefit)	(75)		284

(Gains) losses and other charges, net of tax	219	0.01	(509)	(0.01)

Fair market value inventory adjustment	6,936		¯
Income tax (benefit)	(2,487)		¯

Fair market value inventory adjustment, net of tax	4,449	0.11	¯	¯

Income and diluted earnings per share excluding restructuring and impairment charges, (gains) losses and other charges, and fair market value inventory adjustment	$33,645	$0.85	$33,562	$0.85

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Segment commentary excludes the impact of discontinued operations, (gain) loss on sale of assets, items included in restructuring, impairment and other costs, the impact of transaction-related charges and fair market value adjustments for inventory as disclosed in the condensed consolidated statements of income.

Adjusted Medical Segment Operating Profit and Margins

	Q1	Q1
	‘08	‘07
	(dollars in thousands)
Medical Segment operating profit as reported	$70,912	$48,609
Medical Segment operating margin as reported	19.0%	21.4%
Add: Inventory fair market value adjustment	6,936	¯
Add: Integration costs not qualified for restructuring	276	¯

Adjusted Medical Segment operating profit	$78,124	$48,609
Adjusted Medical Segment operating margin	20.9%	21.4%

QTD Reconciliation of Teleflex Cash Flow from Operations

	Q1	Q1
	‘08	‘07
	(dollars in thousands)
Cash flow from operations as reported	$(5,967)	$38,921
Add: Tax payment on gain on sale of automotive and industrial businesses in December 2007	47,402	¯

Adjusted cash flow from operations	$41,435	$38,921

About Teleflex Incorporated
Teleflex is a diversified company that designs, manufactures and distributes quality engineered products and services for the medical, aerospace and commercial markets worldwide. Teleflex employs approximately 14,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution Concerning Forward-looking Information
This press release contains forward-looking statements, including, but not limited to, statements relating to our investment in new products; forecast of diluted earnings per share from continuing operations excluding special charges; and expected range of special charges for 2008. Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve projected sales growth, price increases or cost reductions, and efficiencies, changes in material costs and surcharges; unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the integration of Arrow International, including unanticipated costs and difficulties in connection with integration programs and customer and shareholder reaction; unanticipated difficulties, expenditures and delays in complying with government regulations applicable to our businesses, including unanticipated costs and difficulties in connection with the resolution of issues related to the FDA corporate warning letter issued to Arrow; our ability to meet our debt obligations; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	March 30,		April 1,
	2008		2007
	(Dollars and shares in thousands, except per share)
Net revenues.................................................................................................	$	604,520	$ 440,340
Materials, labor and other product costs..................................................................		371,665	278,892

Gross profit..................................................................................................		232,855	161,448
Selling, engineering and administrative expenses.......................................................		151,868	98,307
Net loss (gain) on sales of businesses and assets......................................................		18	(793)
Restructuring and impairment charges.....................................................................		8,856	441

Income from continuing operations before interest, taxes and minority interest.................		72,113	63,493
Interest expense.............................................................................................		31,090	9,168
Interest income.............................................................................................		(1,042)	(1,264)
Income from continuing operations before taxes and minority interest.............................		42,065	55,589
Taxes on income from continuing operations.............................................................		12,068	14,650

Income from continuing operations before minority interest.............................................		29,997	40,939
Minority interest in consolidated subsidiaries, net of tax...............................................		7,054	7,108

Income from continuing operations............................................................		22,943	33,831

Operating income from discontinued operations ......................................................		—	17,753
Taxes on income from discontinued operations..........................................................		—	7,310

Income from discontinued operations....................................................................		—	10,443

Net income............................................................................................... ........		$22,943	$44,274

Earnings per share:
Basic:
Income from continuing operations.......................................................... ........		$0.58	$0.87
Income from discontinued operations........................................................ ........	$	—	$0.27

Net income ...........................................................................................		$0.58	$1.13

Diluted:
Income from continuing operations.......................................................... ........		$0.58	$0.86
Income from discontinued operations........................................................ ........	$	—	$0.27

Net income ...........................................................................................		$0.58	$1.12

Dividends per share..........................................................................................		$0.320	$0.285
Weighted average common shares outstanding:
Basic.................................................................................................... .....		39,454	39,032
Diluted................................................................................................ ....		39,709	39,403

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 30,		December 31,
	2008		2007
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$154,107		$201,342
Accounts receivable, net........................................................................... ..		383,269		341,963
Inventories............................................................... .............................		411,524		419,188
Prepaid expenses........................................................................ ..........		30,626		31,051
Deferred tax assets............................................................................ ....		40,356		12,025
Assets held for sale................................................................................		4,294		4,241

Total current assets............................................................... .............		1,024,176		1,009,810
Property, plant and equipment, net...................................................................		430,584		430,976
Goodwill.................................................................................... ..............		1,515,580		1,502,256
Intangibles and other assets...........................................................................		1,203,838		1,211,172
Investments in affiliates.............................................................................. ..		27,926		26,594
Deferred tax assets....................................................................................		6,743		7,189

Total assets............................................................... ......................	$	4,208,847	$	4,187,997

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$182,688		$185,129
Accounts payable........................................................................... .......		143,699		133,654
Accrued expenses........................................................................ ..........		181,256		180,110
Payroll and benefit-related liabilities............................................................		78,373		84,251
Income taxes payable........................................................................... ....		53,495		85,805
Deferred tax liabilities......................................................... ......................		15,838		21,733
Total current liabilities................................................ ..........................		655,349		690,682
Long-term borrowings.............................................................................. ....		1,499,111		1,499,130
Deferred tax liabilities................................................................... ................		390,706		379,467
Pension and postretirement benefit liabilities.......................................................		80,108		78,910
Other liabilities........................................................................... .............		189,778		168,782

Total liabilities................................................ ..................................		2,815,052		2,816,971
Minority interest in equity of consolidated subsidiaries..........................................		37,339		42,183
Commitments and contingencies
Shareholders’ equity....................................................................................		1,356,456		1,328,843

Total liabilities and shareholders’ equity....................................................	$	4,208,847	$	4,187,997

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 30,	April 1,
	2008	2007
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$22,943	$44,274
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Income from discontinued operations...........................................................	—	(10,443)
Depreciation expense..............................................................................	17,675	11,496
Amortization expense of intangible assets....................................................	11,758	2,689
Amortization expense of deferred financing costs...........................................	1,468	278
Stock-based compensation.......................................................................	1,797	2,023
Net loss (gain) on sales of businesses and assets.............................................	18	(793)
Minority interest in consolidated subsidiaries.................................................	7,054	7,108
Other................................................................................................	1,597	(516)
Net change in operating assets and liabilities, net of effects of acquisitions...............	(70,277)	(17,195)

Net cash (used in) provided by operating activities from continuing operations......	(5,967)	38,921

Cash Flows from Financing Activities of Continuing Operations:
Reduction in long-term borrowings...............................................................	(13,421)	(118)
Increase (decrease) in notes payable and current borrowings....................................	10,159	(9,125)
Proceeds from stock compensation plans.........................................................	1,602	3,649
Payments to minority interest shareholders......................................................	(12,692)	—
Dividends.............................................................................................	(12,622)	(11,112)

Net cash used in financing activities from continuing operations..................	(26,974)	(16,706)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................	(7,759)	(9,727)
Proceeds from sales of businesses and assets.......................................................	—	8,180
Purchase of intellectual property (intangibles)...................................................	(350)	—
(Investments in) proceeds from affiliates...........................................................	(100)	66
Net cash used in investing activities from continuing operations........................	(8,209)	(1,481)

Cash Flows from Discontinued Operations:
Net cash used in operating activities..............................................	—	(13,390)
Net cash provided by financing activities..........................................................	—	39
Net cash used in investing activities..................................................................	—	(3,489)

Net cash used in discontinued operations.............................................	—	(16,840)

Effect of exchange rate changes on cash and cash equivalents....................................	(6,085)	2,374

Net (decrease) increase in cash and cash equivalents..................................................	(47,235)	6,268
Cash and cash equivalents at the beginning of the period.............................................	201,342	248,409

Cash and cash equivalents at the end of the period....................................................	$ 154,107	$ 254,677

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	March 30,	April 1,
	2008	2007
	(Dollars in thousands)
Segment net revenues:
Medical....................................................................................... .............	$ 374,057	$ 226,889
Aerospace................................................................................. ................	128,698	110,257
Commercial.............................................................................. ................	101,765	103,194

Total segment net revenues..................................................................... .....	604,520	440,340

Segment operating profit (1):
Medical....................................................................................... .............	70,912	48,609
Aerospace................................................................................. ................	12,282	12,586
Commercial.............................................................................. ................	2,847	5,528

Total segment operating profit.....................................................................	86,041	66,723
Corporate expenses................................................................................ ..............	12,108	10,690
Net loss (gain) on sale of businesses and assets........................................................	18	(793)
Restructuring and impairment charges.....................................................................	8,856	441
Minority interest in consolidated subsidiaries (2).........................................................	(7,054)	(7,108)

Income from continuing operations before interest, taxes and minority interest..................	$72,113	$63,493

(1)	Segment operating profit includes a segment’s net revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, gain on sales of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended March 30, 2008 and April 1, 2007, respectively.

Contact: Julie McDowell

Senior Vice President

Corporate Communications

610-948-2836

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